Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Ford Motor Company Registration Statement Nos. 33-62227, 333-02735, 333-20725, 333-31466, 333-47733, 333-56660, 333-57596, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, 333-157584, 333-162992, 333-162993, 333-165100, 333-172491, 333-179624, 333-186730, 333-193999, 333-194000, and 333-203697 on Form S-8 and 333-194060 on Form S-3

We hereby consent to the incorporation by reference in the aforementioned Registration Statements of Ford Motor Company of our report dated March 30, 2016 relating to the consolidated financial statements of Changan Ford Automobile Corporation Limited, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP
Shanghai, the People’s Republic of China
March 30, 2016